UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT No. 1 TO THE

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

[ X ]	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)2))
☐	Definitive Information Statement

SOUTHERN STAR ENERGY INC.

(Formerly known as Surge Enterprises, Inc.)

(Name of Registrant as Specified in its Charter)

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SCHEDULE 14C INFORMATION STATEMENT

Pursuant to Regulation 14c of the Securities Exchange Act

of 1934, as Amended

Southern Star Energy Inc.

(Formerly known as Surge Enterprises, Inc.)

#307 – 1178 Hamilton Street

Vancouver, British Columbia Canada V6B 2S2

604.484.2405

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being furnished to our shareholders on behalf of our board of directors pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, for the purpose of informing our shareholders of the entry into the Restructuring Agreement dated November 6, 2006, as amended on December 22, 2006, copies of which are attached to this Information Statement as Schedule A. This Information Statement is being furnished to the shareholders of record of our common stock, par value $0.001, as determined by our board of directors to be the close of business on November 7, 2006.

Pursuant to a directors’ resolution dated November 6, 2006, our board of directors approved the Restructuring Agreement, as amended, and the transactions contemplated therein as described under the heading “Transactions Contemplated in the Restructuring Agreement, as Amended” on pages 5 and 6 of this Information Statement. As all of our directors have a financial interest in the transactions contemplated in the Restructuring Agreement, our shareholders holding a majority of our shares of common stock were required to ratify and approve the Restructuring Agreement and the transactions contemplated therein in accordance with Section 78.140 of the Nevada Revised Statutes. Accordingly, we received the written consent from shareholders of our company holding a majority of our issued and outstanding shares of common stock on November 6, 2006. Please see the disclosure under the heading “Interest of Certain Persons in or Opposition to Matters to be Acted Upon” on pages 8 and 9 of this Information Statement for a detailed description of the financial interests of our directors in the transactions contemplated in the Restructuring Agreement.

Upon the expiration of the 20 day period required by Rule 14c and in accordance with the provisions of the Private Corporations Code of the State of Nevada, our company intends to consummate the transactions contemplated under the Restructuring Agreement, as amended. The closing of the Restructuring Agreement, as amended, will not occur until at least 20 days after we file this Information Statement with the Securities and Exchange Commission and deliver this Information Statement to our shareholders of record.

The entire cost of furnishing this Information Statement will be borne by our company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our common stock held on the record date.

Our board of directors has fixed the close of business on November 7, 2006 as the record date for determining the holders of our common stock who are entitled to receive this Information Statement. As of November 7, 2006, there were 7,555,000 shares of our common stock issued and outstanding. On November 13, 2006, however, we effected a 7.5 for 1 forward split which increased our issued and outstanding shares of common stock from 7,555,000 to 56,662,500. We anticipate that this Information Statement will be mailed to our shareholders of record on or about January 10, 2006.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE ENTRY INTO THE RESTRUCTURING AGREEMENT, AS AMENDED, AND THE TRANSACTIONS THAT ARE CONTEMPLATED THEREIN.

THE RESTRUCTURING AGREEMENT, AS AMENDED

The requirement to prepare and deliver a Schedule 14C Information Statement is triggered for any corporate action that is approved by shareholders at a meeting if proxies were to be solicited in connection with a meeting. Under Nevada law, we may proceed to obtain shareholder approval of certain corporate acts if such acts are approved by written consent resolution by our shareholders holding at least a majority of our issued and outstanding shares of common stock. As all of our directors have a financial interest in the transactions contemplated in the Restructuring Agreement, as amended, our shareholders holding a majority of our shares of common stock were required to ratify and approve the Restructuring Agreement, as amended, and the transactions contemplated therein in accordance with Section 78.140 of the Nevada Revised Statutes. Accordingly, we received the written consent from shareholders of our company holding a majority of our issued and outstanding shares of common stock on November 6, 2006. The transactions contemplated under the Restructuring Agreement, as amended, will not occur until at least 20 days after we file this Information Statement with the Securities and Exchange Commission and deliver this Information Statement to our shareholders of record.

The Change of Business

To date, our company has not been as successful as hoped in implementing our business plan. As management of our company investigated opportunities and challenges in the business of software sales and website development, management realized that the business did not present the best opportunity for our company to realize value for our shareholders. Our company has identified the oil and gas business as a viable business opportunity. As a result, our company entered into the Restructuring Agreement on November 6, 2006, as amended, in order to divest the shares of Surge Marketing Corp. and to increase our interest into the oil and gas business through the acquisition, by Southern Star Operating, Inc., of an additional 20% working interest to certain oil and gas leases in Bossier Parish and Caddo Parish, Louisiana, commonly referred to as the D Duck Prospect. Surge Marketing Corp. is a British Columbia corporation and wholly-owned subsidiary of our company which holds all of the assets to our software sales and website development business. Southern Star Operating is a Louisiana corporation and wholly-owned subsidiary of our company which holds all of the assets to our oil and gas business.

Our company’s change of business originated from an inquiry by Eric Boehnke on behalf of Big Sky Management, Ltd., a company which is wholly-owned by Mr. Boehnke. Mr. Boehnke contacted Mr. Mutter and Mr. Hollmann on approximately October 20, 2006 to discuss the potential change of business of our company. Mr. Mutter was the sole officer and both Mr. Mutter and Mr. Hollmann comprised the board of directors of our company on October 20, 2006. Prior to contacting our company, Big Sky Management had entered into a Prospect Acquisition Agreement with Dynamic Resources Corp. on October 10, 2006 to acquire half of Dynamic Resources’ 40% working interest in the prospect in consideration for the payment, by Big Sky Management, of $241,750.02 on or prior to October 31, 2006. Dynamic Resources is an Alberta corporation traded on the CNQ in Canada. Big Sky Management and Dynamic Resources are non-affiliated parties.

Following the entry into the Prospect Acquisition Agreement, both Big Sky Management and Dynamic Resources sought to develop the prospect, including the commencement of a drilling program. In order to do so, however, Big Sky Management and Dynamic Resources required additional capital. The parties agreed that the development of the property would best be achieved through a public vehicle with greater access to the capital markets. Although the payment under the Prospect Acquisition Agreement was due October 31, 2006, Dynamic Resources agreed to extend the payment date so as to provide Big Sky Management with additional time to locate and enter into a transaction with the public entity. Big Sky Management did not make any payment to Dynamic Resources in regards to the prospect. All payments for the prospect to Dynamic Resources were made by our company following the assignment of the prospect interest from Big Sky Management to our company as contemplated in the Restructuring Agreement, as amended.

Mr. Boehnke identified our company as a suitable company with which to enter into a transaction as a result of conducting due diligence on our publicly filed documents. Mr. Boehnke was initially attracted to our company because of our development stage operations and our close proximity to Vancouver, British Columbia. Mr. Boehnke, Mr. Mutter and Mr. Hollmann each reside in Vancouver, or in close proximity to Vancouver, which facilitated the negotiation process. Following the completion of due diligence on our company, Mr. Boehnke approached Mr. Mutter and Mr. Hollmann in late October with a proposal to transition our business from a software company to an oil and gas company. Prior to this date, we did not consider initiating a change of business.

Mr. Mutter and Mr. Hollmann evaluated the business opportunity presented by Mr. Boehnke. As a result of the prospects of the oil and gas industry and the inability of our company to generate substantial revenues from our current software business, our board of directors decided to proceed with the new business opportunity. Our difficulties with our former software business resulted from the inability to obtain sufficient market share as a result of intense competition in the software industry from search engine technology companies and from competitors offering consulting services related thereto. As a result, we found it exceedingly difficult to expand our operations and finance the expenses associated with being a publicly traded company. The opportunity presented by Mr. Boehnke provided a unique opportunity to transition to a more lucrative business and to provide better value to the shareholders of our company. As a result, our board of directors determined that it was in our best interests to change our business and approved the transactions contemplated in the Restructuring Agreement on November 6, 2006. The shareholders holding a majority of our company’s shares approved the Restructuring Agreement and the transactions thereunder on November 6, 2006 in accordance with Nevada law.

Parties to the Restructuring Agreement

On November 6, 2006, we entered into the Restructuring Agreement with Southern Star Operating, Big Sky Management, Eric Boehnke, Troy Mutter and Frank Hollmann.

Mr. Mutter and Mr. Hollmann have a business address at 205-340 Linden Avenue, Victoria, British Columbia, Canada V8V 4E9. Mr. Mutter was a former officer of our company and both Mr. Mutter and Mr. Hollmann are directors of our company. Mr. Mutter currently holds 30,375,000, or 53.6%, of our shares of common stock following the 7.5 for 1 forward split that was effective on November 13, 2006 and Mr. Hollmann currently holds 11,250,000, or approximately 19.9%, of our shares of common stock. Following the closing of the Restructuring Agreement, we anticipate that Mr. Mutter and Mr. Hollmann will not hold any shares of our common stock.

Mr. Boehnke has a business address located at 307-1178 Hamilton Street, Vancouver, British Columbia, Canada V6B 2S2. Mr. Boehnke is currently a director and officer of our company. As of the date of this Information Statement, Mr. Boehnke does not hold any shares of our common stock. Following the closing of the Restructuring Agreement, as amended, we anticipate that Mr. Boehnke will hold 6,000,000, or 28.5%, of our issued and outstanding shares of common stock.

Southern Star Operating is a Louisiana corporation and wholly-owned subsidiary of our company with a principal office located at 307-1178 Hamilton Street, Vancouver, British Columbia, Canada V6B 2S2. Mr. Boehnke is the sole director and officer of Southern Star Operating.

Big Sky Management is a British Columbia corporation and is wholly-owned by Eric Boehnke, a current director and officer of our company. Big Sky Management has a principal office located at 307-1178 Hamilton Street, Vancouver, British Columbia, Canada V6B 2S2. Mr. Boehnke is the sole director and officer of Big Sky Management.

Chronology of Events Leading to the Entry into the Restructuring Agreement, as Amended

The chronology of events that culminated in the entry into the Restructuring Agreement, as amended, occurred as follows:

1.

October 10, 2006: Big Sky Management entered into the Prospect Acquisition Agreement with Dynamic Resources. Pursuant to the terms of the agreement, Dynamic Resources sold half of its 40% working interest of the prospect to Big Sky Management in consideration for the payment of $241,750.02 on or prior to October 31, 2006 (the payment date of which was extended by Dynamic Resources and ultimately paid by our company following the assignment of the 20% interest from Big Sky Management to our company pursuant to the terms of the Restructuring Agreement, as amended).

2.	October 25, 2006: we verbally and informally agreed to enter into a binding agreement to transition the business based upon terms to be negotiated amongst the parties.
3.

October 27, 2006: incorporation of wholly-owned Louisiana subsidiary, Southern Star Operating. Southern Star Operating was incorporated by our company prior to entering into a binding agreement so as to avoid delays in transitioning the business following the entry into the binding agreement. The parties recognized that, if a binding agreement was not reached among the parties, it would be straightforward to dissolve the subsidiary.

4.

October 30, 2006: Eric Boehnke was appointed director, President, Secretary and Treasurer of our company following the resignation of Troy Mutter as officer of our company, as disclosed on Form 8-K filed on November 2, 2006. We agreed to appoint Mr. Boehnke as director and sole executive officer prior to the entry into a binding agreement because Mr. Mutter and Mr. Hollmann hold voting control and would be able to terminate Mr. Boehnke as officer and remove him as director in the event a binding agreement was not agreed upon.

5.	November 1, 2006: we issued a $600,000 convertible debenture to raise funds for the anticipated obligations of our company in regards to the prospect.
6.

November 2, 2006: Southern Star Operating entered into a Purchase and Sale Agreement with Dynamic Resources, Tyner Texas Operating Company, Tyner Texas Resources LP and Ramshorn Investments, Inc. Prior to the entry into the Purchase and Sale Agreement, the following interests in the prospect were held by the corresponding persons: 20% interest held by Dynamic Resources; 20% interest held by Big Sky Management (although Big Sky Management was indebted to Dynamic Resources for the purchase price of the 20% interest under the Prospect Acquisition Agreement); 20% interest held by Ramshorn Investments; and 40% interest held by Tyner Texas Operating. As a result of Tyner Texas Operating being unable to finance a development plan for the prospect, Tyner Texas Operating agreed to sell all of its interest in the prospect, or 20% of the total interest in the prospect to each of Southern Star Operating and

Ramshorn Investments in consideration for the payment of $290,962.27 each. After the closing of the Purchase and Sale Agreement, the following interests in the prospect were held by the corresponding persons: 20% by Dynamic Resources; 20% by Big Sky Management; 20% by Southern Star Operating; and 40% by Ramshorn Investments. In addition, the parties to the agreement agreed to appoint Southern Star Operating as operator of the prospect. Our company disclosed the Purchase and Sale Agreement on Form 8-K filed on January 3, 2007.

7.

November 6, 2006: we entered into the Restructuring Agreement as described herein. Following the execution of the agreement, and the transfer of the 20% interest in the prospect from Big Sky Management to Southern Star Operating, the following interests in the prospect were held by the corresponding persons: 20% by Dynamic Resources, 40% by Southern Star Operating and 40% by Ramshorn Investments.

8.	December 1, 2006: we issued an $800,000 convertible debenture to raise funds for the anticipated obligations of our company in regards to the prospect.
9.

December 22, 2006: we entered into an Amendment Agreement with Southern Star Operating, Big Sky Management, Eric Boehnke, Troy Mutter and Frank Hollmann to amend the terms of the Restructuring Agreement dated November 6, 2006. Prior to entering into the Amendment Agreement, the Restructuring Agreement originally stated that Big Sky Management assigned all right to a 40% working interest in the prospect to Southern Star Operating even though Big Sky Management only held a 20% interest which it acquired from Dynamic Resources pursuant to the Prospect Acquisition Agreement. The parties entered into the Amendment Agreement to correct the error and clarify that Big Sky Management transferred all of its 20% interest in the prospect, not 40% as was stated in the Restructuring Agreement.

Transactions Contemplated in the Restructuring Agreement, as Amended

Pursuant to the terms of the Restructuring Agreement, as amended, the parties agreed to carry-out the following transactions:

1.	Big Sky Management agreed to assign all right, title and interest of a 20% working interest of the prospect to Southern Star Operating;
2.

Mr. Mutter agreed to purchase all of the shares of Surge Marketing, a British Columbia company and wholly-owned subsidiary of our company, from our company in consideration for the transfer, by Mr. Mutter, of 4,378,380 shares of our common stock to Mr. Boehnke and the cancellation of the remaining 25,996,620 shares of our common stock currently held by Mr. Muter and the transfer, by Mr. Hollmann, of 1,621,620 shares of our common stock to Mr. Boehnke and the cancellation of the remaining 9,628,380 shares of our common stock held by Mr. Hollmann;

3.

Mr. Boehnke agreed to acquire the 4,378, 380 shares of our common stock from Mr. Mutter and the 1,621,620 shares of our common stock from Mr. Hollmann in consideration for the assignment of the 20% working interest in the prospect from Big Sky Management to Southern Star Operating; and

4.

Our company agreed to sell, assign and transfer the Surge Marketing shares to Mr. Mutter in consideration for the assignment of the 20% working interest in the prospect from Big Sky Management to Southern Star Operating.

On December 22, 2006, we entered into an Amendment Agreement with Southern Star Operating, Big Sky Management, Eric Boehnke, Troy Mutter and Frank Hollmann to amend the terms of the Restructuring Agreement. Prior to entering into the Amendment Agreement, the Restructuring Agreement originally stated that Big Sky Management assigned all right to a 40% working interest in the prospect to Southern Star Operating even though Big Sky Management only held a 20% interest. The parties entered into the Amendment Agreement to correct the error and clarify that Big Sky Management transferred all of its 20% interest in the prospect, not 40% as was stated in the Restructuring Agreement.

Upon the closing of the transactions contemplated in the Restructuring Agreement, as amended, we anticipate that our company will be restructured as follows:

1.

Our company will cease to operate as a software company and will commence the business of being a development stage oil and gas company as further described under the heading “Information Regarding the New Business” on page 7 of this Information Statement;

2.	Southern Star Operating will be our sole wholly-owned subsidiary;
3.	Mr. Mutter will hold all of the shares of Surge Marketing;
4.

Our directors and officers will consist of Eric Boehnke, as Mr. Mutter and Mr. Hollmann are anticipated to resign as directors of our company upon the closing of the Restructuring Agreement, as amended; and

5.

There will be 21,037,500 shares of our common stock issued and outstanding, 6,000,000 of which, or 28.5%, will be held by Eric Boehnke. We do not anticipate that Troy Mutter and Frank Hollmann will hold any shares of our common stock upon the closing of the Restructuring Agreement, as amended.

INFORMATION REGARDING THE NEW BUSINESS

We have acquired various leasehold rights from land owners in an area which comprises approximately 5,300 acres in the prospect area within Bossier Parish and Caddo Parish Louisiana, commonly referred to as the D Duck Prospect. Southern Star Operating currently holds a 40% working interest in the prospect area and is the operator of the prospect. We intend to undertake exploration activities and, if warranted, develop the properties pursuant to the leasehold rights we have acquired within our prospect area. As partial owner of the working interest in and to the leasehold rights, we, together with the other interest holders, have the exclusive right to explore and exploit any oil and gas and mineral resources contained in the prospect area.

The prospect area was originally developed with one well per 640 acres in the 1950’s and 1960’s. Each of ten wells in a ten section area have produced from only one formation, and except for two wells, were plugged prior to 1972. Cumulative historical production from these ten wells was 45 billion cubic feet of gas. The two remaining wells, which our company does not own, are producing marginal quantities of gas. There have been a handful of shallow wells drilled in a small area within the prospect area but none have produced. The acreage is presently considered underdeveloped. We intend to undertake two exploration wells which we anticipate will be drilled by the end of 2007. The first well is currently being drilled and is scheduled for completion by January 31, 2007. Each well will be drilled to approximately 10,000 feet for a total cost of approximately $2.5 million. If the drilling reports yield satisfactory results, we intend to develop the prospect with the drilling of one well per 160 acres. However, until we determine that development is warranted, we will not know the extent of development costs to bring the acreage to production. If development is warranted, we intend to drill between the pre-existing wells from the 1950’s and 1960’s followed by step-out drilling to discover possible extensions and parallel deposits to any out-cropping deposit zones. Apart from our current drilling program, and until we are able to review the results from our drilling program, we have no current plans to conduct any additional exploration on the property.

The 100% working interest in the prospect is held by the following non-affiliated parties: Dynamic Resources holds a 20% working interest; Southern Star Operating holds a 40% working interest; and Ramshorn Investments holds the remaining 40% interest. The working interest is subject to a 20% royalty interest. As a result, the holders of the working interest are entitled to receive 80% of any production from the prospect, less all exploration and development costs, and the holder of the royalty interest is entitled to the remaining 20% of any production. The royalty interest is not responsible for any exploration or development costs.

On November 1, 2006, we issued a $600,000 convertible debenture, and on December 1, 2006, we issued an additional $800,000 convertible debenture, which funds were used to pay for the initial drilling costs incurred in the exploration of the prospect. We will require an additional $2.0 million, excluding our normal operating costs, to complete our proposed initial drilling program which we anticipate will be completed by January 31, 2007. We do not have sufficient working capital to enable us to complete our drilling program of exploration wells or to finance our normal operations for the next twelve month period. We plan to complete private placement sales of our common stock in order to raise the funds necessary to maintain our operations and complete our drilling program. We currently do not have any arrangements in place for the completion of any private placement financings and there is no assurance that we will be successful in completing any private placement financings. In the event that we are unable to raise an additional $2.0 million in addition to our normal operating expenses, we may be unable to complete our exploration program and continue operations.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed below, none of the following persons have any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1.	any person who has been a director or officer of our company at any time since the beginning of our last fiscal year ended May 31, 2006;
2.	any proposed nominee for election as a director of our company; and
3.	any associate or affiliate of any of the foregoing persons.

On November 6, 2006, we entered into the Restructuring Agreement with Southern Star Operating, Big Sky Management, Troy Mutter, Frank Hollmann and Eric Boehnke.

Troy Mutter is currently a director of our company and the beneficial owner of 30,375,000, or approximately 53.6%, of our shares of common stock following the 7.5 for 1 forward stock split that was effective on November 13, 2006. Additionally, Frank Hollmann is currently a director of our company and the beneficial owner of 11,250,000, or approximately 19.9%, of our shares of common stock. Eric Boehnke does not beneficially hold any shares of our common stock. Pursuant to the terms of the Restructuring Agreement, the parties agreed to the following transactions:

1.	Big Sky Management agreed to assign all right, title and interest of a 40% working interest in the prospect (reduced to 20% pursuant to the Amendment Agreement dated December 22, 2006);

2.

Mr. Mutter agreed to purchase all of the shares of Surge Marketing from our company in consideration for the transfer, by Mr. Mutter, of 4,378,380 shares of our common stock to Mr. Boehnke and the cancellation of the remaining 25,996,620 shares of our common stock currently held by Mr. Muter and the transfer, by Mr. Hollmann, of 1,621,620 shares of our common stock to Mr. Boehnke and the cancellation of the remaining 9,628,380 shares of our common stock held by Mr. Hollmann;

3.

Mr. Boehnke agreed to acquire the 4,378,380 shares of our common stock from Mr. Mutter and the 1,621,620 shares of our common stock from Mr. Hollmann in consideration for the assignment of the prospect from Big Sky Management to Southern Star Operating; and

4.	Our company agreed to sell, assign and transfer the Surge Marketing shares to Mr. Mutter in consideration for the assignment of the prospect from Big Sky Management to Southern Star Operating.

Our board of directors approved the Restructuring Agreement and the sale of the Surge Marketing shares contemplated therein pursuant to a directors’ consent resolution. As all of our directors had a financial interest in the transactions contemplated in the Restructuring Agreement, our shareholders holding a majority of our shares of common stock were required to ratify and approve the Restructuring Agreement and the transactions contemplated therein in accordance with Section 78.140 of the Nevada Revised Statutes. Accordingly, we received the written consent from shareholders of our company holding a majority of our common stock on November 6, 2006.

On December 22, 2006, we entered into an Amendment Agreement with Southern Star Operating, Big Sky Management, Eric Boehnke, Troy Mutter and Frank Hollmann to amend the terms of the Restructuring Agreement. Prior to entering into the Amendment Agreement, the Restructuring Agreement originally stated that Big Sky Management assigned all right to a 40% working interest in the prospect to Southern Star Operating even though Big Sky Management only held a 20% interest which was acquired from Dynamic Resources pursuant to the terms of the Prospect Acquisition Agreement. The parties entered into the Amendment Agreement to correct the error and clarify that Big Sky Management transferred all of its 20% interest in the prospect, not 40% as was stated in the Restructuring Agreement.

The shareholdings of our directors and officers are set forth below in the section entitled “Principal Shareholders and Security Ownership of Management”. To our knowledge, no director has advised that he intends to oppose the sale of the Surge Marketing shares as more particularly described herein.

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

Security Ownership Prior to and Following the Closing of the Restructuring Agreement, as Amended

As of the November 7, 2006 record date, there were 7,555,000 shares of common stock issued and outstanding, with a par value of $.001 per share, in the capital of our company. Each share of our company’s common stock is entitled to one vote. On November 13, 2006, we effected a 7.5 for 1 forward split which increased our issued and outstanding shares of common stock from 7,555,000 to 56,662,500.

The following table sets forth, as of January 4, 2006, certain information with respect to the beneficial ownership of our common stock by each shareholder known by us to be the beneficial owner of more than 5% of our common stock, as well as by each of our current directors and executive officers. In addition, the following table sets forth certain information with respect to the beneficial ownership of our common stock by each shareholder that we anticipate will beneficially hold more than 5% of our common stock, as well as by each director and officer of our company following the closing of the Restructuring

Agreement, as amended. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Beneficial Ownership Prior to the Closing of the Restructuring Agreement(1)	Percentage of Class Prior to the Closing of the Restructuring Agreement(1)	Beneficial Ownership Following the Closing of the Restructuring Agreement(2)(3)	Percentage of Class Following the Closing of the Restructuring Agreement(2)(3)
Troy Mutter, Director 205-340 Linden Avenue Victoria, British Columbia Canada V8V 4E9	30,375,000	53.6%	Nil	Nil
Frank Hollmann, Director 205-340 Linden Avenue Victoria, British Columbia Canada V8V 4E9	11,250,000	19.9%	Nil	Nil
Eric Boehnke, Director, President, Secretary and Treasurer #307 – 1178 Hamilton Street Vancouver, British Columbia, Canada V6B 2S2	Nil	Nil	6,000,000	28.5%
Directors and Executive Officers as a Group	41,625,000	73.5%	6,000,000	28.5%

(1)

Based on 56,662,500 shares of common stock issued and outstanding as of January 4, 2006. Except as otherwise indicated, we believe that the beneficial owners of our common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock, subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2)

Based on 21,037,500 shares of common stock anticipated to be issued and outstanding as of the closing of the Restructuring Agreement, as amended. Except as otherwise indicated, we believe that the beneficial owners of our common stock listed above, based on information furnished by such owners, will have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock, subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(3)

On the closing date of the Restructuring Agreement, as amended, Mr. Mutter is required to cancel 25,996,620 shares of our common stock and to transfer the remaining 4,378,380 shares of our common stock to Mr. Boehnke and Mr. Hollmann is required to cancel 9,628,380 shares of our common stock and transfer the remaining 1,621,620 shares of our common stock to Mr. Boehnke. We anticipate that Mr. Mutter and Mr. Hollmann will resign on the closing date of the Restructuring Agreement, as amended.

DISSENTERS’ RIGHTS

Pursuant to the Private Corporations Code of the State of Nevada, shareholders of our common stock are not entitled to dissenters’ rights of appraisal with respect to the entry into the Restructuring Agreement, as amended, or the transactions contemplated therein.

FINANCIAL AND OTHER INFORMATION

For more detailed information on our company, including financial statements, you may refer to our annual report on Form 10-KSB and other periodic reports filed with the Securities and Exchange Commission from time to time. Copies are available on the Securities and Exchange Commission’s EDGAR database located at www.sec.gov or by calling our President, Eric Boehnke at 604.484.2405.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Southern Star Energy Inc. has duly caused this report to be signed by the undersigned hereunto authorized.

January 4, 2007.

SOUTHERN STAR ENERGY INC.

By: /s/ Eric Boehnke

Eric Boehnke

President, Secretary, Treasurer and Director

SCHEDULE A

RESTRUCTURING AGREEMENT

THIS AGREEMENT is made as of the 6th day of November, 2006

AMONG:

SURGE ENTERPRISES, INC., a Nevada corporation with an office located at 307-1178 Hamilton Street, Vancouver, British Columbia, Canada V6B 2S2

(“Surge”)

AND:

SOUTHERN STAR OPERATING, INC., a Louisiana corporation with an office located at 307-1178 Hamilton Street, Vancouver, British Columbia, Canada V6B 2S2

(“Subco”)

AND:

BIG SKY MANAGEMENT, LTD., a British Columbia corporation with an office located at 307-1178 Hamilton Street, Vancouver, British Columbia, Canada V6B 2S2

(“Big Sky”)

AND:

ERIC BOEHNKE, a business person with a business address located at 307-1178 Hamilton Street, Vancouver, British Columbia, Canada V6B 2S2

(“Boehnke”)

AND:

TROY MUTTER, a business person with a business address located at 205-340 Linden Avenue, Victoria, British Columbia, Canada V8V 4E9

(“Mutter”)

AND:

FRANK HOLLMANN, a business person with a business address located at 205-340 Linden Avenue, Victoria, British Columbia, Canada V8V 4E9

(“Hollmann”)

WHEREAS:

A.                          Subco is a wholly-owned subsidiary of Surge;

B.                          Boehnke is the beneficial holder of all of the issued and outstanding shares of common stock in the capital of Big Sky;

C.                          Surge wishes to restructure its business to focus on the exploration and development of oil and gas properties and to cease its current software sales and website development business as operated through Surge Marketing Corp. (“Surge BC”), a British Columbia company and wholly-owned subsidiary of Surge;

D.                          Big Sky wishes to assign all right, title and interest to Subco of a 40% working interest to certain oil and gas leases covering minerals underlying lands in Bossier Parish and Caddo Parish, Louisiana, commonly known as the D Duck Prospect (the “Prospect”) as is more explicitly set out in a Prospect Acquisition Agreement dated October 10, 2006, between Dynamic Resources Corporation and Big Sky, a copy of which is set out in Schedule A (the “Prospect Agreement”);

E.                           Mutter and Hollmann, who are currently directors of Surge (collectively, the “Purchasers”), wish to purchase from Surge, the number of shares of common stock in the capital of Surge BC set opposite their respective names in Schedule B (the “Surge BC Shares”) in consideration for:

(a)	the transfer to Boehnke of the number of shares of common stock in the capital of Surge (the “Surge Transferred Shares”) set opposite their respective names set out in Table I of Schedule C, and
(b)	the cancellation of the number of shares of common stock in the capital of Surge (the “Surge Cancelled Shares”) set opposite their respective names set out in Table II of Schedule C;

F.                           Boehnke wishes to acquire the Surge Transferred Shares from the Purchasers in consideration for the Assignment of the Prospect from Big Sky to Subco;

G.                          Surge wishes to sell, assign and transfer the Surge BC Shares to the Purchasers in consideration for the Assignment of the Prospect from Big Sky to Subco; and

H.                          The parties hereto have agreed to enter into this Agreement setting out the terms and conditions on which the Assignment of the Prospect, the transfer of the Surge BC Shares, the transfer of the Surge Transferred Shares and the cancellation of the Surge Cancelled Shares (collectively, the “Restructuring”) will be carried out.

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the premises and the respective covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE 1

INTERPRETATION

1.1	Definitions

In this Agreement, unless the subject matter or context is inconsistent therewith:

(a)

“Agreement”, “hereof”, “herein”, “hereunder” and similar expressions means this Agreement, including Schedules A, B and C, and not any particular article, section or other portion hereof and includes any agreement or instrument supplementary or ancillary hereto;

(b)	“Business Day” means a day other than a Saturday, Sunday or a civic or statutory holiday in Vancouver, British Columbia;
(c)	“Closing” means the completion of the Restructuring;
(d)	“Closing Date” means a date mutually agreed upon by the parties hereto following satisfaction or waiver of the conditions precedent set out in Section 6.1;
(e)	“Confidential Information” has the meaning ascribed thereto in Section 5.6 of this Agreement;

(f)	“Disclosing Party” has the meaning ascribed thereto in Section 5.6 of this Agreement;
(g)	“Exchange Act” means United States Securities Exchange Act of 1934, as amended;
(h)

“Information Statement” means the information statement that will disclose the shareholder approval of the transfer of the Surge BC Shares by Surge to the Purchasers in accordance with Rule 14c-2 of the Exchange Act;

(i)	“Intended Purposes” has the meaning ascribed thereto in Section 5.6 of this Agreement;
(j)

“Liability or Liabilities” includes all debts, liabilities and obligations whether absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, and whether or not the same would properly be reflected on a balance sheet;

(k)	“Regulation S” means Regulation S of the Securities Act;
(l)	“SEC” means the United States Securities and Exchange Commission;
(m)	“Securities Act” means the United States Securities Act of 1933, as amended;
(n)

“Securities Legislation” means the Securities Act, the Exchange Act, and such other provincial, state or territorial securities legislation as may be applicable, as now enacted or as the same may be amended and the applicable rules, regulations, rulings, orders and forms made or promulgated under such statutes and the published policies of the regulatory authorities administering such statutes;

(o)	“Surge BC Transfer” means the transfer of the Surge BC Shares to the Purchasers by Surge;
(p)	“Surge Transfer” means the transfer of the Surge Transferred Shares to Boehnke by the Purchasers; and
(q)	“U.S. Person” has the meaning ascribed thereto in Regulation S of the Securities Act.
1.2	Interpretation Not Affected by Headings, etc.

The division of this Agreement into articles, sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.3	Number, etc.

Unless the subject matter or context requires the contrary, words importing the singular number only shall include the plural and vice versa; words importing the use of any gender shall include all genders; and words importing persons shall include natural persons, firms, trusts, partnerships and corporations.

1.4	Date for Any Action

In the event that any date on which any action is required to be taken hereunder by any of the parties hereto is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

1.5	Entire Agreement

This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject mater hereof and supersedes all prior agreements, understandings, negotiations, and discussions, whether oral or written, between the parties hereto with respect to the subject matter hereof. There are no representations, warranties, covenants or conditions with respect to the subject matter hereof except as contained herein.

ARTICLE 2

THE RESTRUCTURING

2.1	The Restructuring

Subject to the satisfaction or waiver of the conditions precedent contained in Section 6.1 of this Agreement:

(a)	Big Sky will assign all right, title and interest of the Prospect to Subco;
(b)	Surge will prepare and file the Information Statement with the SEC and deliver the Information Statement to the shareholders of Surge in accordance with Rule 14c-2 of the Exchange Act;
(c)	upon the 20th Business Day following the delivery of the Information Statement to the shareholders of Surge, Surge will sell, assign and transfer the Surge BC Shares to the Purchasers; and
(d)	the Purchasers will sell, assign and transfer the Surge Transferred Shares to Boehnke as set out in Table I of Schedule C and cancel the Surge Cancelled Shares as set out in Table II of Schedule C.
2.2	Share Transfers
(a)

In connection with the Surge BC Transfer and the Surge Transfer, each of Surge and the Purchasers will transfer, sell and assign the shares as set out in and required by this Agreement. All share certificates required to be transferred pursuant to this Agreement will be delivered and duly executed and endorsed in blank and if necessary medallion guaranteed (or accompanied by duly executed stock powers duly endorsed in blank and if necessary medallion guaranteed), in each case in proper form of transfer, and with all stock transfer and any required documentary stamps affixed thereto and with appropriate instructions to allow the transfer agent to prepare share certificates to evidence the Surge BC Transfer and the Surge Transfer.

(b)

In connection with the Surge BC Transfer and the Surge Transfer, Surge, the Purchasers and Boehnke shall execute such transfer and conveyancing instruments, notarized deeds and other documents, in such forms as shall be reasonably acceptable to the respective parties to effect the Surge BC Transfer and the Surge Transfer.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

3.1	Representations and Warranties of Surge, Subco and Big Sky

Each of Surge, Subco and Big Sky represents and warrants to the other parties as follows and acknowledges that the other parties are relying upon such representations and warranties in connection with the matters contemplated by this Agreement:

(a)	it is duly incorporated and validly existing under the laws of its jurisdiction of incorporation;
(b)

the execution and delivery of this Agreement by it, including all matters contemplated hereby, have been authorized by all necessary corporate action and it has the corporate power and authority to enter into and perform its obligations under this Agreement;

(c)

it has duly executed and delivered this Agreement, and this Agreement is a valid and binding agreement enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity; and

(d)	the execution and delivery of this Agreement and the completion of the transactions contemplated hereby do not now and will not:
(i)

conflict with, or result in a breach of, or create a state of facts which after notice or lapse of time or both results or may result in a breach of, any of the terms, conditions or provisions of its constating documents or the constating documents of any of its subsidiaries or any material agreement, instrument, licence, permit, undertaking, commitment or understanding to which it or any of its subsidiaries is a party or by which it is bound, or

(ii)

violate any provision of law or administrative regulation or any judicial or administrative award, judgment or decree applicable and known to it (after due inquiry), the breach of which would have a material adverse effect on it.

3.2	Representations and Warranties of Boehnke and the Purchasers

Each of Boehnke and each of the Purchasers represents and warrants to the other parties and acknowledges that the other parties are relying upon such representations and warranties in connection with the matters contemplated by this Agreement that each party has the power and capacity and good and sufficient right and authority to enter into this Agreement and to perform their respective obligations on the terms and conditions herein set forth.

3.3	Additional Representations of Big Sky

In addition to the represents and warrants set out in Section 3.1, Big Sky represents and warrants to the other parties as follows and acknowledges that the other parties are relying upon such representations and warranties in connection with the matters contemplated by this Agreement:

(a)

Big Sky is the legal and equitable owner of a 40% working interest in the Prospect and, except as disclosed in the Prospect Agreement, the Prospect is free and clear of, and from, all liens, security interests, charges and encumbrances (each, an “Encumbrance”) and is not subject to any judgment, order or decree entered in any lawsuit or proceeding;

(b)

neither the execution, delivery and performance of this Agreement, nor the consummation of the Assignment, will conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any Encumbrance upon the Prospect or other instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Prospect;

(c)

to the knowledge of Big Sky, there is no basis for and there is no action, suit, judgment, claim, demand or proceeding outstanding or pending, or threatened against or affecting the Prospect that, if adversely resolved or determined, would have a material adverse effect on the Prospect (a “Material Adverse Effect”) and there is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have such a Material Adverse Effect;

(d)

to the knowledge of Big Sky, the legal and equitable holders of the interests in the Prospect as set out in the Prospect Agreement hold all permits, licences, consents and authorities issued by any government or governmental authority which are necessary in connection with the holding of the interests in the Prospect as set out in the Prospect Agreement;

(e)

there are no outstanding orders or directions relating to environmental matters requiring any work, repairs, construction or capital expenditures with respect to the Prospect and the conduct of the operations related thereto, and Big Sky has not received any notice of same and is not aware of any basis on which any such orders or direction could be made;

(f)

Big Sky’s interest in the Prospect is in compliance with, is not in default or violation in any material respect under, and Big Sky has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation in connection with Big Sky’s interest in the Prospect;

(g)

to the knowledge of Big Sky, the legal and equitable holders of the interests in the Prospect as set out in the Prospect Agreement have duly filed all reports and returns required to be filed with governmental authorities and have obtained all governmental permits and other governmental consents, except as may be required after the execution of this Agreement and all of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the knowledge of Big Sky, threatened, and none of them will be adversely affected by the entry into this Agreement or the consummation of the Assignment;

(h)

to the knowledge of Big Sky, the legal and equitable holders of the interests in the Prospect as set out in the Prospect Agreement have held the Prospect in material compliance with all laws, rules, statutes, ordinances, orders and regulations and Big Sky has not received any notice of any violation thereof, nor is Big Sky aware of any valid basis therefore;

(i)

there is no adverse claim or challenge against or to the interests of or title to any part of the Prospect and, to the knowledge of Big Sky, there is no basis for such adverse claim or challenge which may affect the Prospect;

(j)

there are no actual or pending proceedings for, and Big Sky is unaware of any basis for, the institution of any proceedings leading to the placing of Big Sky in bankruptcy or subject to any other laws governing the affairs of insolvent parties; and

(k)

no filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other person or entity is necessary for the consummation of the Assignment contemplated by this Agreement or to enable Subco to acquire the Assignment of the Prospect in accordance with the terms of this Agreement.

3.4	Additional Representations of the Purchasers

In addition to the represents and warrants set out in Section 3.1, each of the Purchasers represents and warrants to the other parties as follows and acknowledges that the other parties are relying upon such representations and warranties in connection with the matters contemplated by this Agreement:

(a)	the Purchasers are the registered and beneficial owner of the Surge Transferred Shares and the Surge Cancelled Shares (collectively, the “Surge Shares”);
(b)	the Surge Shares are validly issued and outstanding as fully paid and non-assessable in the capital of Surge and are free and clear of all liens, charges and encumbrances;
(c)	no person, firm, corporation or entity of any kind has or will have any agreement or option or any right capable at any time of becoming an agreement to:
(i)	purchase or otherwise acquire the Surge Shares,
(ii)	require the Purchasers to sell, transfer, assign, pledge, charge, mortgage or in any other way dispose of or encumber any of the Surge Shares other than under this Agreement, and
(iii)

neither the making of this Agreement, the completion of the transactions contemplated by it, nor the performance of or compliance with its terms will result in the creation or imposition of any lien, claim, charge, encumbrance or restriction of any nature in favour of a third party upon or against the Surge Shares or the violation of any law or regulation, any municipal bylaw or ordinance or any order or decree of any court or tribunal to which Surge is subject which could prevent the due and valid transfer of the Surge Shares as provided in this Agreement.

3.5	Additional Representations and Warranties of Boehnke

In addition to the represents and warrants set out in Section 3.1, Boehnke represents and warrants to the other parties as follows and acknowledges that the other parties are relying upon such representations and warranties in connection with the matters contemplated by this Agreement that Boehnke:

(a)	is not a U.S. Person and is not acquiring the Surge Transferred Shares for the account or benefit of, directly or indirectly, any U.S. Person;
(b)	is outside the United States when receiving and executing this Agreement;
(c)

understands that the Surge Transferred Shares have not been registered under the Securities Act, or under any state securities or “blue sky” laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in each case only in accordance with any applicable securities laws;

(d)

understands and agrees that offers and sales of any of the Surge Transferred Shares prior to the expiration of a period of one year after the date of transfer of the Surge Transferred Shares (the “Distribution Compliance Period”) shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the Securities Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the Securities Act or an exemption therefrom and in each case only in accordance with all applicable securities laws;

(e)

understands and agrees that the Surge Transferred Shares may not be offered or sold to a U.S. Person or for the account or benefit of a U.S. Person (other than a distributor) prior to the end of the Distribution Compliance Period;

(f)

understands and agrees not to engage in any hedging transactions involving the Surge Transferred Shares prior to the end of the Distribution Compliance Period unless such transactions are in compliance with the provisions of the Securities Act;

(g)

is acquiring the Surge Transferred Shares as principal for investment only and not with a view to resale or distribution and, in particular, Boehnke has no intention to distribute either directly or indirectly any of the Surge Transferred Shares in the United States or to U.S. Persons;

(h)

understands and agrees that Surge will refuse to register any transfer of the Surge Transferred Shares not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act; and

(i)

acknowledges that Boehnke has not acquired the Surge Transferred Shares as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Regulation S) in the United States in respect of any of the Surge Transferred Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Surge Transferred Shares; provided, however, that Boehnke may sell or otherwise dispose of any of the Surge Transferred Shares pursuant to registration of any of the Surge Transferred Shares pursuant to the Securities Act and any applicable state securities laws or under an exemption from such registration requirements and as otherwise provided herein.

3.6	Additional Representations and Warranties of Surge

In addition to the represents and warrants set out in Section 3.1, Surge represents and warrants to the other parties as follows and acknowledges that the other parties are relying upon such representations and warranties in connection with the matters contemplated by this Agreement:

(a)	Surge is the registered and beneficial owner of the Surge BC Shares;
(b)	the Surge BC Shares are validly issued and outstanding as fully paid and non-assessable in the capital of Surge BC and are free and clear of all liens, charges and encumbrances;
(c)	no person, firm, corporation or entity of any kind has or will have any agreement or option or any right capable at any time of becoming an agreement to:
(i)	purchase or otherwise acquire the Surge BC Shares,
(ii)	require Surge to sell, transfer, assign, pledge, charge, mortgage or in any other way dispose of or encumber any of the Surge BC Shares other than under this Agreement, and
(iii)

neither the making of this Agreement, the completion of the transactions contemplated by it, nor the performance of or compliance with its terms will result in the creation or imposition of any lien, claim, charge, encumbrance or restriction of any nature in favour of a third party upon or against the Surge BC Shares or the violation of any law or regulation, any municipal bylaw or ordinance or any order or decree of any court or tribunal to which Surge is subject which could prevent the due and valid transfer of the Surge BC Shares as provided in this Agreement.

ARTICLE 4

Legending and registration

4.1	Legending and Registration of Surge Transferred Shares
(a)

Boehnke hereby acknowledges that a legend may be placed on the certificates representing the Surge Transferred Shares to the effect that the Surge Transferred Shares represented by such certificate are subject to a hold period and may not be traded until the expiry of such hold period except as permitted by the Securities Legislation.

(b)

Boehnke hereby acknowledges and agrees to Surge making a notation on its records or giving instructions to the registrar and transfer agent of Surge in order to implement the restrictions on transfer set forth and described in this Agreement.

ARTICLE 5

COVENANTS

5.1	Mutual Covenants

Except as contemplated in this Agreement, each of the parties hereto agrees, except with the prior written agreement of the other parties, that:

(a)

on the Closing Date, it will execute and deliver all documents necessary to complete the Restructuring as set out in Section 2.1 of this Agreement, subject to the satisfaction or waiver of the conditions in Section 6.1 of this Agreement;

(b)

it will use all reasonable commercial efforts to satisfy (or cause the satisfaction of) the conditions precedent to its obligations hereunder and to take, or cause to be taken, all other action and to do, or cause to be done, all other things necessary, proper or advisable under applicable laws and regulations to complete the Restructuring;

(c)	upon the execution of this Agreement, it will co-operate with the other parties in good faith in order to ensure the timely completion of the Restructuring;
(d)	it will use all reasonable commercial efforts to co-operate with each other in connection with the performance by the other parties of their obligations under this Agreement;
(e)

prior to the Closing Date, it will not enter into any transaction or perform any act which might interfere with or be inconsistent with the successful completion of the Restructuring or which would render inaccurate any of its representations and warranties set forth herein if such representations and warranties were made at a date subsequent to such transaction or act and all references to the date hereof were references to such later date; and

(f)	it will not take or fail to take any action within its control which would result in a condition precedent to the Restructuring not being satisfied.
5.2	Co-operation, Consents and Approvals

Each party will co-operate and use their respective reasonable commercial efforts to obtain all authorizations, waivers, exemptions, consents, orders and other approvals from applicable courts, governmental or regulatory agencies, boards, commissions or other authorities, shareholders and third parties as are necessary for the consummation of the transactions contemplated by the Restructuring.

5.3	Public Announcements

No news release or other public announcement concerning the proposed transactions contemplated by this Agreement will be made by any party hereto without the prior consent of the other parties, such consent not to be unreasonably withheld; provided, however, that any party may without such consent make such disclosure as may be required by any stock exchange on which its securities are listed or by any Securities Legislation or any regulatory authority having jurisdiction over such party and, if such disclosure is required, the party making the disclosure will use reasonable efforts to give prior oral or written notice to the other party and an opportunity to allow the other party to comment on the disclosure.

5.4	Material Changes

Each party will advise the other party orally and in writing of any material change with respect to it promptly after it has occurred and will promptly send to the other a copy of any press release or material change report filed by it with securities regulatory authorities.

5.5	Notification

Each party will promptly notify the other if any of the representations and warranties made by it in this Agreement ceases to be true, accurate and complete in any material respect and of any failure to comply in any material respect with any of its obligations hereunder.

5.6	Confidential Information

Each of the parties confirms and acknowledges that it has been provided, in connection with the review of the proposed transactions among them and the preparation of materials required to implement those transactions which have culminated in the parties entering into this Agreement (the “Intended Purposes”), certain confidential information concerning the affairs of the disclosing party (the “Disclosing Party”) in written, electronic, spoken or other form in presentations, discussions, tours or other means including direct disclosure and disclosure by way of authorized agents, representatives and consultants (which disclosed information together with all third party reports to any party based in whole or in part on such disclosed information is herein referred to as the “Confidential Information”). Each party acknowledges that the

Confidential Information is the property of the Disclosing Party, is confidential and material to the interests, business and affairs of the Disclosing Party and includes information that has not been generally disclosed to the public and that disclosure thereof, other than as contemplated herein, would cause irreparable harm to the Disclosing Party and its shareholders. Accordingly, each party will maintain the confidentiality of the Confidential Information and will not disclose the Confidential Information to any person except as part of the Intended Purposes or except as required by applicable law or legal process, in which latter case such party shall provide the Disclosing Party with prompt notice of such requirement to allow the Disclosing Party to seek an appropriate protective order or other remedy. Each of the parties acknowledges and agrees that any Disclosing Party and its shareholders would be irreparably damaged and that compensation by damages alone would be insufficient if any provision of this Section 5.6 is not performed by any of the other parties in accordance with its terms. Accordingly, the Disclosing Party will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Section 5.6 and may specifically enforce such provisions by an action instituted in a court having jurisdiction and the party in breach of such provisions will be deemed to have waived defences to such an action. These specific remedies are in addition to any other remedy to which a Disclosing Party may be entitled at law or in equity.

ARTICLE 6

CONDITIONS

6.1	Mutual Conditions Precedent

The obligations of each of the parties to this Agreement to complete the Restructuring are subject to the fulfillment or mutual waiver by each of the parties hereto of the following conditions:

(a)	the Restructuring and this Agreement shall have been approved by the board of directors of Surge, Subco and Big Sky;
(b)

the sale of the Surge BC Shares from Surge to the Purchasers shall have been approved by the shareholders of Surge in accordance with the laws of the State of Nevada and the rules and regulations of the SEC;

(c)

each party shall have performed each covenant or obligation to be performed by it hereunder in favour of the other parties, except that the parties hereto acknowledge that the covenant to prepare, file and deliver the Information Statement in accordance with Section 1.5(b) and (c) and the corresponding transfer of the Surge BC Shares shall not be considered a condition precedent to Closing and will be effected by Surge after the Closing Date in accordance with Rule 14c-2 of the Exchange Act;

(d)	the representations and warranties of each party set out in this Agreement shall be true and correct on and as of the date of this Agreement;
(e)

no order or decree of any domestic or foreign court, tribunal, governmental agency or other regulatory authority or administrative agency, board or commission, and no law, regulation, policy, directive or order shall have been enacted, promulgated, made, issued or applied to cease trade, enjoin, prohibit or impose material limitations on, the Restructuring or the transactions contemplated thereby;

(f)	there shall not exist any prohibition at law against the completion of the Restructuring; and
(g)	this Agreement shall not have been terminated pursuant to the provisions hereof.
6.2	Satisfaction of Conditions

The conditions set out in Sections 6.1 hereof shall be conclusively deemed to have been satisfied, waived or released when the Restructuring is complete.

ARTICLE 7

CLOSING

7.1	Closing

The Closing shall take place on the Closing Date at the offices of the lawyers for Surge or at such other location as agreed to by the parties. Notwithstanding the location of the Closing, each party agrees that the Closing may be completed by the exchange of undertakings between the respective legal counsel, provided such undertakings are satisfactory to each party’s respective legal counsel.

ARTICLE 8

TERMINATION AND AMENDMENT

8.1	Termination

This Agreement may be terminated at any time prior to the Closing Date by the mutual written agreement of the parties hereto.

8.2	Amendment

Subject as hereinafter provided, this Agreement may, at any time and from time to time, be amended by written agreement by all of the parties hereto (or, in the case of a waiver, by written instrument of the party giving the waiver). Without limiting the generality of the foregoing, any such amendment may:

(a)	change the time for performance of any of the obligations or acts of the parties hereto;
(b)	waive any inaccuracies or modify any representation or warranty contained herein or in any document to be delivered pursuant hereto; or
(c)	waive compliance with or modify any of the covenants herein contained or waive or modify performance of any of the obligations of the parties hereto.

Notwithstanding the foregoing, the terms of this Agreement shall not be amended in a manner prejudicial to any of the parties hereto without the approval of all of the parties.

ARTICLE 9

GENERAL PROVISIONS

9.1	Notices

All notices and other communications hereunder shall be in writing and shall be delivered by hand to the parties at the following addresses or sent by telecopy at the following telecopier numbers or at such other addresses or telecopier numbers as shall be specified by the parties by like notice:

if to Surge, Subco, Big Sky or Boehnke:

307-1178 Hamilton Street

Vancouver, British Columbia

Canada V6B 2S2

Attention: Eric Boehnke

Fax: 604-484-2403

if to the Purchasers:

205-340 Linden Avenue

Victoria, British Columbia

Canada V8V 4E9

Attention: Troy Mutter

Fax:

The date of receipt of any such notice shall be deemed to be the date of delivery thereof or, in the case of notice sent by telecopy, the date of successful transmission thereof (unless transmission is received after normal business hours, in which case the date of receipt shall be deemed to be the next Business Day).

9.2	Survival of Representations and Warranties

The respective representations, warranties and covenants contained herein shall expire with, and be terminated and extinguished upon, completion of the Restructuring except for the provisions of Section 5.6 which shall survive as continuing covenants following the completion of the Restructuring.

9.3	Applicable Law

This Agreement shall be governed by, and construed in accordance with, the laws of the Province of British Columbia and the federal laws of Canada applicable therein and shall be treated in all respects as a British Columbia contract.

9.4	Binding Effect and Assignment

This Agreement and all the provisions hereof shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights hereunder or under the Restructuring shall be assigned by any of the parties hereto without the prior written consent of the other parties hereto.

9.5	Time of Essence

Time shall be of the essence of this Agreement.

9.6	Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original, and each signed copy sent by electronic facsimile transmission shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

9.7	Further Assurances

Each party shall make, do and execute, or cause to be made, done and executed all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may be reasonably required in order to implement this Agreement.

IN WITNESS WHEREOF each of the parties hereto has executed this Agreement as of the date first written above.

SURGE ENTERPRISES, INC.

Per:	/s/ Eric Boehnke
Authorized Signatory

SOUTHERN STAR OPERATING INC.

Per:	/s/ Eric Boehnke
Authorized Signatory

BIG SKY MANAGEMENT, LTD.

Per:	/s/ Eric Boehnke
Authorized Signatory
WITNESSED BY: Name Address Occupation		) ) ) ) ) ) ) ) ) )	/s/ Eric Boehnke ERIC BOEHNKE

WITNESSED BY: Name Address Occupation	) ) ) ) ) ) ) ) ) )	/s/ Troy Mutter TROY MUTTER

WITNESSED BY: Name Address Occupation	) ) ) ) ) ) ) ) ) )	/s/ Frank Hollmann FRANK HOLLMANN

SCHEDULE A

PROSPECT ACQUISITION AGREEMENT

THIS PROSPECT ACQUISITION AGREEMENT (this “Agreement”) is made and entered into this 10th day of October, 2006, by and between Dynamic Resources Corporation (“Seller”) and Big Sky Management, Ltd. (“Buyer”).

Background

A.            Seller hereby represents and warrants that (i) it is the beneficial owner of and has the absolute and unrestricted right to cause record holder to convey as hereinafter set forth forty percent (40%) of the working interest in and under certain oil and gas leases covering the minerals underlying lands in Bossier Parish and Caddo Parish, Louisiana, commonly known as the D Duck Prospect (the “Prospect”) and as further described in that certain letter agreement of February 12, 2006, by and among Sierra Pine Resources International, Seller and Tyner Texas Operating Company the “DRC/TTOC Letter” and

B.            Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, fifty percent (50%) of Seller’s interest in the Prospect on the terms and conditions set forth in this Agreement.

Terms and Conditions

In consideration of the mutual benefits to be derived from this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.            Purchase and Sale. Seller hereby sells to Buyer, and Buyer hereby purchases from Seller, for the consideration set forth in Section 2 of this Agreement, fifty percent (50%) of all of Seller’s right, title and interests in and to the Prospect, including fifty percent (50%) of Seller’s interest in the oil, gas and mineral leasehold estates described in Annex “A” attached hereto (the “Leasehold Interests”), fifty percent (50%) of all overriding royalty interests and all other interests in the Leasehold Interests, and fifty percent (50%) of all rights and interests of Seller in and to those instruments and agreements under which Seller's interests in the Leasehold Interests arise, prospect agreements and joint operating agreements, and all other agreements and contractual rights, easements, rights-of-way, servitudes, and other estates to the extent relating to the Leasehold Interests (collectively, the “Prospect Interests”). The Prospect Interests were taken in the name of, and are held by, Meagher Oil and Gas, Inc. (“Meagher”) for the benefit of Seller.

2.            Purchase Consideration. As consideration for the Prospect Interests, Buyer shall (i) pay to Seller upon on or before October 31, 2006, in immediately available funds the sum of Two Hundred Forty-one Thousand Seven Hundred Fifty and 02/100 Dollars (241,750.02), which represents the monies owed by Seller to the generator of the Prospect relating to the acquisition of the Leasehold Interests, less the amount of money received by Seller from Ramshorn Investments, Inc. and/or its affiliates for its shares of the costs relating to the acquisition of the Leasehold Interests (such sum so calculated being hereinafter referred to as the “Lease Acquisition Costs”), (ii) pay upon demand in accordance with customary practice in the oil and gas industry to the designated operator of the Prospect (the “Prospect Operator”) under the Operating Agreement (as such term is defined in Section 5 hereof) or such third parties as the Prospect Operator may direct one hundred percent (100%) of Seller’s share, after the assignment of the Prospect Interests as contemplated by this Agreement is effectuated, of the drilling and completion costs (which shall not include the costs referred to in item (iii) of this Section 2)on the initial two (2) wells drilled on the Prospect up to a maximum of $400,000 per well; and (iii) pay upon demand by the Prospect Operator or such third party as the Prospect Operator may direct forty percent (40%) of the costs of runsheets, drill site title opinions and curative work with respect to the initial two wells drilled on the Prospect.

3.            Continuing Obligations. Except as provided in Section 2 above, Buyer and Seller shall each be responsible for its proportionate share of all costs and expenses relating to the Prospect and the wells drilled and completed on the Prospect, including, without limitation, all costs and expenses relating to acquisition of additional leasehold interests. In that regard, Buyer acknowledges that it is aware of the penalties set forth in the DRC/TTOC Letter involving payments of invoices and agrees to timely make such payments. In the unlikely event that Seller or

Buyer (a “Defaulting Party”) finds itself unable to pay it share of the costs associated with the Prospect, it shall promptly notify the other party hereto (the “Non-Defaulting Party”) of such inability so that the No-Defaulting Party can make the necessary payments to prevent Defaulting from losing its interest under the DRC/TTOC Letter, with the effect that upon making the necessary payments the Non-Defaulting Party shall own the Defaulting Party’s interest in the Prospect and the Defaulting Party shall promptly assign such interest to the Non-Defaulting Party.

4.            Transfer of Prospect Interests. Concurrently with the receipt by Seller from Buyer of the payment of the Lease Acquisition Costs, Seller shall cause Meagher to deliver to Buyer an Assignment of Partial Interest in Oil and Gas Leases in the form and substance to Buyer and its legal counsel conveying to Buyer all of the Prospect Interests. In addition and at the same time, Seller shall assign to Buyer all of its rights to acquire additional acreage in the area of mutual interest relating to the Prospect outside of Sections 7,8,17,18,19,20 and 30, T19N-R13W, Bossier and Caddo Parish Louisiana.

5.            Standstill. Seller agrees that it will not convey or encumber any part of the Prospect Interests between the date of execution of this Agreement and payment by Buyer to Seller of the Leasehold Acquisition Costs as provided in Section 2 hereof.

6.            Operating Agreement. Buyer agrees to execute and become bound by that certain Operating Agreement on A.A.P.L. Form 610 – 1982 Model Form Operating Agreement dated March 1, 2006 designating Tyner Texas Operating Company as the Prospect Operator (the “Operating Agreement”); provided, however, that if in the opinion, reasonably exercised, of Buyer Tyner Texas Operating Company is not satisfactorily performing its duties as Prospect Operator, Seller shall join with Buyer in removing the Tyner Texas Operating Company and replacing it with a satisfactory Prospect Operator.

7.            Representations and Warranties of Seller. As inducement to Buyer to Seller to enter into this Agreement, Seller represents and warrants that the representations in the “Background” provisions of this Agreement are true and accurate as of the date hereof and are a material part of this Agreement; that the only type that it owns in the Prospect is a working interest in the Leasehold Interests; that the Prospect Interests are free and clear of any liens or other encumbrances; that concurrently with the receipt by Seller from Buyer of the payment of the Lease Acquisition Costs, it will convey good and marketable title to the Prospect Interests to Buyer; and that it will warrant such title to Buyer by and through Seller but not otherwise. The representations and warranties of Seller in this Agreement shall survive the execution of this Agreement indefinitely.

8.            Further Assurances. The Parties hereto agree to furnish upon request to each other such further information, to execute and deliver to each other such other documents, including the documents attached as annexes to this Agreement; and to do such other acts and things, all as the other party hereto may at any time reasonably request for the purpose of carrying out the intent of this Agreement.

9.            Relationship of the Parties. It is the purpose and intention of the parties hereto that the legal relationship arising between them out of any joint ownership which they may hold in all or any portion of the Leases shall be that of tenants in common. It is not the purpose or intention of this Agreement to create, and this Agreement shall never be construed as creating, a joint venture, mining partnership or other relationship whereby any party hereto may be held responsible for the acts of either omission or commission of any other party hereto.

10.          Governing Law. THIS AGREEMENT SHALL BE ENFORCED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF LOUISIANA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS.

11.          Injunctive Relief. The parties hereto acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement, and shall be entitled to enforce specifically the provisions of this Agreement, in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which the parties may be entitled under this Agreement or at law or in equity.

12.          Entire Agreement. This Agreement, together with the Schedules, Exhibits, Annexes, Ancillary Documents and other writings referred to herein or delivered pursuant hereto, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. Each party to this Agreement acknowledges that no representations, inducements, or agreements, oral or otherwise have been made by any party, or anyone acting on behalf of any party, which are not embodied herein or in the Annexes hereto, and no other agreement, statement or promise not contained in this Agreement or in the Annexes hereto shall be binding. The parties hereto have had the opportunity to consult with their respective attorneys concerning the meaning and the import of this Agreement and the Annexes hereto and each has read this Agreement and the Annexes hereto, as signified by such party’s signature below, and are executing the same for the purposes and consideration herein expressed.

13.          Binding Effect; Assignment; No Third Party Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives and assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than Seller and Buyer any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

14.          Severability. If any provision of this Agreement is held to be unenforceable, this Agreement shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by Applicable Law.

15.          Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

16.          Counterparts. This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, the parties hereto.

17.          Gender. Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

18.          References. All references in this Agreement to Articles, Sections and other subdivisions refer to the Articles, Sections and other subdivision of this Agreement unless expressly provided otherwise. The words “this Agreement”, “herein”, “hereof”, “hereby”, “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. Whenever the words “include”, “includes” and “including” are used in this Agreement, such words shall be deemed to be followed by the words “without limitation”. Each reference herein to a Schedule or Exhibit refers to the item identified separately in writing by the parties hereto as the described Schedule or Exhibit to this Agreement. All Schedules, Annexes and Exhibits are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

19.          United States Dollars. Unless expressly indicated otherwise, all dollar amounts in this Agreement and the Schedules and Exhibits hereto are expressed in United States dollars

20.          Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Buyer has advised Seller that it intends to transfer this Agreement and all rights and obligations under this Agreement to another entity, and Seller consents to this assignment and agrees that the assignee will be substituted for Buyer for all purposes under this Agreement at the time such assignment is made.

21.          Expenses. Except as otherwise provided herein, each party shall be solely responsible for all expenses incurred by it in connection with this transaction (including, without limitation, fees and expenses of its own counsel and consultants).

22.          Attachments. All Annexes attached hereto are hereby made a part of this Agreement and incorporated herein by this reference.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Signatures

To evidence the binding effect of the foregoing terms and condition, the parties have caused their respective duly authorized representative to execute and deliver this Agreement on the date first above written.

Seller:

DYNAMIC RESOURCES CORPORATION

By: /s/ Robert Fedun

Robert Fedun

President

Buyer:

BIG SKY MANAGEMENT, LTD.

By: /s/ Eric Boehnke

Eric Boehnke

President

ANNEX “A”

TO

PROSPECT SALE AGREEMENT

Leasehold Interests

SCHEDULE B

Purchase of Surge BC Shares by the Purchasers from Surge

Name of Purchaser	Number of Surge BC Shares to be Purchased from Surge at Closing
Troy Mutter	All of the issued and outstanding shares of common stock
Frank Hollmann	Nil

SCHEDULE C

TABLE I

Number of Surge Transferred Shares to be transferred from the Purchasers to Boehnke at Closing:

Name of Transferor	Name of Transferee	Number of Surge Transferred Shares to be Transferred at Closing
Troy Mutter	Eric Boehnke	583,784
Frank Hollmann	Eric Boehnke	216,216

TABLE II

Number of Surge Cancelled Shares to be cancelled by the Purchasers at the Closing:

Name of Shareholder of Surge	Number of Surge Cancelled Shares to be Cancelled at Closing
Troy Mutter	3,466,216
Frank Hollmann	1,283,784

AMENDMENT AGREEMENT

THIS AGREEMENT made as of the 22nd day of December, 2006.

AMONG:

SOUTHERN STAR ENERGY INC., a Nevada corporation with an office located at 307-1178 Hamilton Street, Vancouver, British Columbia, Canada V6B 2S2

(“Southern Star”)

AND:

SOUTHERN STAR OPERATING, INC., a Louisiana corporation and wholly-owned subsidiary of Southern Star, with an office located at 307-1178 Hamilton Street, Vancouver, British Columbia, Canada V6B 2S2

(“Subco”)

AND:

BIG SKY MANAGEMENT, LTD., a British Columbia corporation with an office located at 307-1178 Hamilton Street, Vancouver, British Columbia, Canada V6B 2S2

(“Big Sky”)

AND:

ERIC BOEHNKE, a business person with a business address located at 307-1178 Hamilton Street, Vancouver, British Columbia, Canada V6B 2S2

(“Boehnke”)

AND:

TROY MUTTER, a business person with a business address located at 205-340 Linden Avenue, Victoria, British Columbia, Canada V8V 4E9

(“Mutter”)

AND:

FRANK HOLLMANN, a business person with a business address located at 205-340 Linden Avenue, Victoria, British Columbia, Canada V8V 4E9

(“Hollmann”)

WHEREAS:

A.                         Southern Star, Subco, Big Sky, Boehnke, Mutter and Hollmann (collectively, the “Parties”) entered into a Restructuring Agreement dated November 6, 2006 (the “Restructuring Agreement”), whereby, among other things, Big Sky assigned all right, title and interest to Subco of a 40% working interest (the “Assignment”) to certain oil and gas leases covering minerals underlying lands in Bossier Parish and Caddo Parish, Louisiana, commonly known as the D Duck Prospect (the “Prospect”) as more specifically set out in a Prospect Acquisition Agreement dated October 10, 2006, between Dynamic Resources Corporation and Big Sky (the “Prospect Agreement”);

B.                          Prior to the Assignment, Big Sky held a 20% interest in the Prospect, which interest was acquired by Big Sky pursuant to the terms of the Prospect Agreement;

C.                          The parties to the Restructuring Agreement acknowledge that the reference to the 40% interest in the Prospect as set out in recital D to the Restructuring Agreement is an error, and that the Parties originally intended that Big Sky would transfer all of its 20% interest in the Prospect to Subco upon the closing of the Restructuring Agreement; and

D.                         The parties to the Restructuring Agreement wish to enter into this Agreement to amend the terms of the Restructuring Agreement to correct the error and clarify that Big Sky assigned all of its 20% interest in the Prospect, not a 40% interest as was stated in the Restructuring Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of covenants and agreements set forth herein and of the sum of $1.00 paid by each of the Parties to the other, the receipt of which is hereby acknowledged, the parties hereto agree each with the other as follows:

1.	AMENDMENT TO RECITAL D

1.1          Recital D of the Restructuring Agreement is hereby amended by deleting Recital D in its entirety and by substituting the following:

“D.                       Big Sky wishes to assign all right, title and interest to Subco of a 20% working interest (the “Assignment”) to certain oil and gas leases covering minerals underlying lands in Bossier Parish and Caddo Parish, Louisiana, commonly known as the D Duck Prospect (the “Prospect”) as is more explicitly set out in a Prospect Acquisition Agreement dated October 10, 2006, between Dynamic Resources Corporation and Big Sky, a copy of which is set out in Schedule A (the “Prospect Agreement”);”

2.	GENERAL

2.1                        The Restructuring Agreement and this Agreement will be read and construed as one agreement.

2.2                        The Restructuring Agreement, as modified hereby, will remain in full force and effect.

2.3                        Except as herein otherwise provided, no subsequent alteration, amendment, change, or addition to this Agreement will be binding upon the parties hereto unless reduced to writing and signed by the parties.

2.4                        All undefined terms used herein shall have their respective meanings as set out in the Restructuring Agreement.

2.5                        This Agreement will enure to the benefit of and be binding upon the parties and their respective heirs, executors, administrators and successors.

2.6                        The parties will execute and deliver all such further documents, do or cause to be done all such further acts and things, and give all such further assurances as may be necessary to give full effect to the provisions and intent of this Agreement.

2.7                        This Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia.

2.8                        Any notice required or permitted to be given under this Agreement will be in writing and may be given by delivering, sending by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy, or sending by prepaid registered mail, the notice to the following address:

(a)	If to Southern Star, Subco, Big Sky or Boehnke:

307 – 1178 Hamilton Street

Vancouver, British Columbia

Canada V6B 2S2

Attention: Eric Boehnke

Facsimile: (604) 484-2403

(b)	If to Mutter or Hollmann:

205 – 340 Linden Avenue

Victoria, British Columbia

Canada V8V 4E9

Attention: Troy Mutter

Facsimile: ____________

(or to such other address as any party may specify by notice in writing to another party). Any notice delivered or sent by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy on a business day will be deemed conclusively to have been effectively given on the day the notice was delivered, or the electronic communication was successfully transmitted, as the case may be. Any notice sent by prepaid registered mail will be deemed conclusively to have been effectively given on the third business day after posting; but if at the time of posting or between the time of posting and the third business day thereafter there is a strike, lockout, or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

2.9                      Time is of the essence of this Agreement.

2.10                      This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed by delivery of executed signature pages by fax and such fax execution will be effective for all purposes.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed as of the day and year first written above.

SOUTHERN STAR ENERGY INC.

Per:	/s/Eric Boehnke
Authorized Signatory

SOUTHERN STAR OPERATING, INC.

Per:	/s/Eric Boehnke
Authorized Signatory

BIG SKY MANAGEMENT, LTD.

Per:	/s/Eric Boehnke
Authorized Signatory

EXECUTED by ERIC BOEHNKE in the presence of: Signature Print Name Address Occupation	) ) ) ) ) ) ) ) ) ) ) ) )	/s/Eric Boehnke ERIC BOEHNKE

EXECUTED by TROY MUTTER in the presence of: Signature Print Name Address Occupation	) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Troy Mutter TROY MUTTER

EXECUTED by FRANK HOLLMANN in the presence of: Signature Print Name Address Occupation	) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Frank Hollmann FRANK HOLLMANN

CW904144.5